UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
McLean, VA 22102
(Address of principal executive offices, including zip code)

(571)730-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Results of Operations and Financial Condition.

     On November 4, 2015, Lightbridge Corporation (the “Company”) issued a press release relating to its results for the quarter ended September 30, 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

     The information in this Current Report on Form 8-K under Item 2.02, including the accompanying press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     (a) On November 4, 2015, the Audit Committee of the Company’s Board of Directors, after considering the recommendations of management, concluded that the Company’s consolidated financial statements as of and for the twelve months ended December 31, 2014 and 2013 and the quarters therein and its condensed consolidated financial statements for the three months ended March 31, 2015 and 2014 and the three months and six months ended June 30, 2015 and 2014 (collectively, the “Non-Reliance Periods”), as reported in the Company’s Annual Report on Form 10-K filed on March 25, 2015 and Quarterly Reports on Form 10-Q filed on May 7, 2015 and August 19, 2015, should not be relied upon because of errors identified therein. Accordingly, investors, analysts and other persons should not rely upon the Company’s previously released financial statements and other financial data for the Non-Reliance Periods or any press releases, investor presentations or other communications that relate to that information. The Company anticipates that it will file restated financial statements covering these periods on or about November 30, 2015. Management is evaluating the Company’s disclosure controls and procedures and internal controls over financial reporting and will provide final evaluations in the amended filings.

     As previously disclosed in the Company’s Form 8-K filed on September 14, 2015, the Company has historically accounted for its outstanding warrants as a component of stockholders’ equity, based on the terms of the warrants and the application of FASB Accounting Standards Codification Topic 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity. On September 4, 2015, management sent a letter to the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) concerning the appropriate accounting treatment for its outstanding warrants. After discussions with the SEC staff, management determined that the warrants should have been initially classified as derivative liabilities. Accordingly, the Company today is announcing that it will restate its historical financial results for the Non-Reliance Periods to reclassify the warrants as derivative liabilities, with changes to the fair market value of the issuance of the warrants in subsequent periods reported in the Company’s statement of operations.

     While the Company is continuing to perform a detailed review of its previously reported financial information, the Company currently anticipates that, when all of the necessary adjustments are aggregated, the net cumulative effect on each of its financial statements for the Non-Reliance Periods will be material but will be a non-cash item on the Company’s financial statements and will not affect the Company’s cash position, the extent of any potential dilution to the Company’s stockholders or any future cash flows of the Company except in the case of a change of control of the Company and even then in only certain circumstances.

     The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

Forward Looking Statements

     With the exception of historical matters, the matters discussed in this Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of any restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the risk that additional information may become available in preparing and auditing the financial statements which would require the Company to make additional corrections, the cost, time and effort required to complete the restatement of the financial statements, and the ramifications of the Company’s potential inability to timely file periodic and other reports with the SEC. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 4, 2015.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge Corporation

Date: November 4, 2015	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated November 4, 2015.